EXHIBIT D-2

TEXT OF FUNDAMENTAL INVESTMENT RESTRICTIONS RECOMMENDED TO BE AMENDED
(as described in Proposal 3)

Borrowing
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Borrow money, except that the Fund may borrow money from banks to the extent permitted by the 1940 Act, or any exemptions therefrom which may be granted by the SEC, or from any person for temporary or emergency purposes and then in an amount not exceeding 33 1/3% of the value of the Fund’s total assets (including the amount borrowed).	Franklin Global Communications Securities Fund, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund
Borrow money in an amount in excess of 5% of the value of its total assets, except from banks for temporary or emergency purposes, and not for direct investment in securities.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Templeton Global Income Securities Fund, Templeton Growth Securities Fund
Borrow money from banks in an amount exceeding 33 1/3% of the value of the Fund’s total assets including the amount borrowed.	Franklin Small Cap Value Securities Fund, Mutual Discovery Securities Fund, Mutual Shares Securities Fund
Borrow money, except that the Fund may borrow money from banks or affiliated investment companies to the extent permitted by the 1940 Act, or any exemptions therefrom which may be granted by the SEC, or for temporary or emergency purposes and then in an amount not exceeding 33 1/3% of the value of the Fund’s total assets (including the amount borrowed).	Franklin Flex Cap Growth Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Rising Dividends Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund

Underwriting
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Underwrite securities of other issuers, except as noted in [the investment restriction relating to investing for purposes of exercising management or control] and except insofar as a Fund may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin Small Cap Value Securities Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Lending
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Make loans to other persons except (a) through the lending of its portfolio securities, (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (c) to the extent the entry into a repurchase agreement is deemed to be a loan. The Fund may also make loans to affiliated investment companies to the extent permitted by the 1940 Act or any exemptions therefrom which may be granted by the SEC.	Franklin Flex Cap Growth Securities Fund, Franklin Global Communications Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Rising Dividends Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund

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Lend its assets, except through the purchase or acquisition of bonds, debentures or other debt securities of any type customarily purchased by institutional investors, or through loans of portfolio securities, or to the extent the entry into a repurchase agreement may be deemed a loan.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin Small Cap Value Securities Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Real Estate
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Invest directly in real estate, although certain Funds may invest in real estate investment trusts or other publicly traded securities engaged in the real estate industry. First mortgage loans or other direct obligations secured by real estate are not considered real estate for purposes of this restriction.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin Small Cap Value Securities Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund
Purchase or sell real estate, except that the Fund may purchase or sell securities of real estate investment trusts.	Franklin Flex Cap Growth Securities Fund, Franklin Global Communications Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Rising Dividends Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund

Commodities
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Invest in commodities or commodity pools, except that certain Funds may purchase and sell Forward Contracts in amounts necessary to effect transactions in foreign securities. Securities or other instruments backed by commodities are not considered commodities or commodity contracts for the purpose of this restriction.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010
Invest in commodities or commodity pools, except that the Fund may enter into Futures Contracts and may invest in foreign currency. Securities or other instruments backed by commodities are not considered commodities or commodity contracts for the purpose of this restriction.	Franklin Small Cap Value Securities Fund, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

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Purchase or sell commodities, except that the Fund may purchase or sell currencies, may enter into futures contracts on securities, currencies, and other indices or any other financial instruments, and may purchase and sell options on such futures contracts.	Franklin Flex Cap Growth Securities Fund, Franklin Global Communications Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Rising Dividends Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund

Senior Securities
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Issue securities senior to the Fund’s presently authorized shares of beneficial interest, except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, mortgages or pledges, (b) entering into options, futures contracts, forward contracts, repurchase transactions or reverse repurchase transactions, or (c) making short sales of securities to the extent permitted by the 1940 Act and any rule or order thereunder, or SEC staff interpretations thereof.	Franklin Global Communications Securities Fund, Franklin Rising Dividends Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund
Issue senior securities.	Franklin Flex Cap Growth Securities Fund, Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Money Market Fund, Franklin Real Estate Fund, Franklin Small Cap Value Securities Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Concentration
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Concentrate (invest more than 25% of its total assets) in securities of issuers in a particular industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies).	Franklin Flex Cap Growth Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Strategic Income Securities Fund
Invest more than 25% of its assets (measured at the time of the most recent investment) in any single industry.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Money Market Fund, Franklin Small Cap Value Securities Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund
Concentrate (invest more than 25% of its net assets) in securities of issuers in a particular industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities).	Franklin Rising Dividends Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund

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The Fund has a fundamental investment policy of investing at least 25% of its total assets in industries of the utilities sector. The utilities sector includes the communications industries.	Franklin Global Communications Securities Fund

Diversification
Current Fundamental Investment Restriction (The Fund may not . . .)	Fund
Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies) if immediately after such investment (a) more than 5% of the value of the Fund’s total assets would be invested in such issuer or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.	Franklin Flex Cap Growth Securities Fund, Franklin Global Communications Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Rising Dividends Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund, Templeton Developing Markets Securities Fund

With respect to 75% of its total assets, purchase the securities of any one issuer (other than cash, cash items and obligations of the U.S. government) if immediately thereafter, and as a result of the purchase, the Fund would (a) have more than 5% of the value of its total assets invested in the securities of such issuer or (b) hold more than 10% of any or all classes of the securities of any one issuer.

Invest its assets in a manner which does not comply with the investment diversification requirements of Section 817(h) of the Code.

Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Growth Securities Fund
Invest its assets in a manner which does not comply with the investment diversification requirements of Section 817(h) of the Code.	Franklin Small Cap Value Securities Fund, Templeton Global Income Securities Fund

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